Exhibit 10.19

October 8, 2021

Board of Directors

Tenon Medical, Inc.

Dear Board of Directors,

I hereby accept my election to the Board of Directors of Tenon Medical, Inc. (the “Company"), which is effective on the date Tenon Medical's common stock is first listed on Nasdaq. I hereby consent to being named in the Company's registration statement and the inclusion of any of my biographical and other information required to be included therein pursuant to federal securities laws.

Sincerely,

/s/ Frank Fischer
Frank Fischer

104 Cooper Court | Los Gatos, CA | 95032